AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RENTECH, INC.
(Exact name of Registrant as specified in its charter)

Colorado	84-0957421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California 90024 (310) 571-9800 (Address of principal executive offices)

Rentech, Inc. Amended and Restated 2006 Incentive Award Plan (Full title of the Plan)

D. Hunt Ramsbottom President and Chief Executive Officer Rentech, Inc. 1331 17th St. Suite 720 Denver, Colorado 80202-1557 (Name and address of agent for service)

With copies to:

Colin M. Morris, Esq.	Anthony J. Richmond, Esq.
Rentech, Inc.	Latham & Watkins LLP
10877 Wilshire Boulevard, Suite 710	140 Scott Drive
Los Angeles, CA 90024	Menlo Park, CA 94025
Tel: (310) 571-9800	Tel: (650) 328-4600

(310) 571-9800
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued under the above-captioned plan	3,000,000	$2.67	$8,010,000	$245.91
Preferred Stock Purchase Rights(2)	(2)	$(2)	$(2)	$(2)

(1)   This estimate is made pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee, on the basis of the average of the high ($2.75) and low ($2.59) prices of the Registrant’s Common Stock as reported on the American Stock Exchange on April 20, 2007.

(2)   Attached to each share of the Registrant’s Common Stock is a right to purchase one five-hundredth of a share of 1998-C Participating Cumulative Preference Stock, par value $10.00 per share. The rights are not exercisable until the occurrence of specified events. Because no separate consideration is paid for such rights, the registration fee for such securities is included in the fee for the Common Stock registered hereby.

EXPLANATORY NOTE

This registration statement registers an additional 3,000,000 shares of Common Stock for issuance under the Rentech, Inc. Amended and Restated 2006 Incentive Award Plan (the “Plan”).  Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-133518) filed with the Securities and Exchange Commission on April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California, on this 23 day of April, 2007.

RENTECH, INC.

By:	/s/ D. HUNT RAMSBOTTOM
D. Hunt Ramsbottom, President, Chief
Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints D. Hunt Ramsbottom, I. Merrick Kerr and Colin M. Morris, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Director, President and Chief
/s/ D. HUNT RAMSBOTTOM	Executive Officer	April 23, 2007
D. Hunt Ramsbottom	(Principal Executive Officer)

/s/ I. MERRICK KERR	Chief Financial Officer	April 23, 2007
I. Merrick Kerr	(Principal Financial Officer)

/s/ GEOFFREY S. FLAGG	Chief Accounting Officer	April 23, 2007
Geoffrey S. Flagg	(Principal Accounting Officer)

/s/ DENNIS L. YAKOBSON	Chairman of the Board	April 20, 2007
Dennis L. Yakobson

/s/ MICHAEL S. BURKE	Director	April 23, 2007
Michael S. Burke

/s/ EDWARD M. STERN	Director	April 23, 2007
Edward M. Stern

/s/ MICHAEL F. RAY	Director	April 23, 2007
Michael F. Ray

/s/ HALBERT S. WASHBURN	Director	April 23, 2007
Halbert S. Washburn

/s/ ERICH W. TIEPEL	Director	April 23, 2007
Erich W. Tiepel

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Holland & Hart LLP, Colorado Counsel of Rentech, Inc.
10.1*	Rentech, Inc. 2006 Amended and Restated Incentive Award Plan.
23.1	Consent of Ehrhardt Keefe Steiner & Hottman P.C., Independent Registered Public Accounting Firm of Rentech, Inc.
23.2	Consent of KPMG LLP, Independent Auditors of Royster-Clark Nitrogen, Inc.
23.3	Consent of Holland & Hart LLP, Colorado Counsel of Rentech, Inc. (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature page hereto).

* Incorporated by reference to the Form 8-K filed by the Registrant on March 29, 2007.